UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 4, 2015

KEURIG GREEN MOUNTAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12340	03-0339228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane
Waterbury, Vermont 05676

(Address of Principal Executive Offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 6, 2015, Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Parent”), Maple Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), the Company and, solely for purposes of Article IX of the Merger Agreement, JAB Holdings, B.V., a private limited liability company incorporated under the laws of the Netherlands.  The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Merger. The Merger Agreement provides for the merger of Acquisition Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger.  As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, par value $0.10 per Share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, any subsidiary of Parent, Acquisition Sub or the Company, in each case immediately prior to the Effective Time, and (ii) Shares held by stockholders who have not voted in favor of the Merger and who shall have properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law) will be cancelled and converted into the right to receive $92.00 in cash without interest thereon (the “Merger Consideration”), subject to applicable tax withholding.

Guarantee.  JAB Holdings B.V. has agreed to guarantee the payment and performance obligations of Parent and Acquisition Sub under the Merger Agreement.

Treatment of Outstanding Equity Awards.  The vesting of each option to purchase Shares that is outstanding under any of the Company’s stock plans (each, a “Company Option”) as of immediately prior to the Effective Time will be accelerated in full and, as of the Effective Time, will be cancelled and terminated, and each holder of each such Company Option shall cease to have any rights except the right to be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the product of (x) the total number of Shares subject to such Company Option times (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option.

Generally, each award of restricted stock units subject to specified vesting criteria (other than performance-based vesting criteria) that is outstanding under any of the Company’s stock plans (each, a “Company Restricted Stock Unit”) immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and terminated as of the Effective Time, and the Merger Agreement provides that each holder of a Company Restricted Stock Unit shall be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of Shares subject to such cancelled Company Restricted Stock Unit multiplied by the Merger Consideration.

Each award of restricted stock units subject to specified performance-based vesting criteria that is outstanding under any of the Company’s stock plans  (each, a “Company PSU Award”) immediately prior to the Effective Time, will become fully vested immediately prior to the Effective Time and will be cancelled and terminated as of the Effective Time, and the Merger Agreement provides that each holder of a Company PSU Award shall be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of Shares subject to such cancelled Company PSU Award multiplied by the Merger Consideration.  The total number of Shares subject to a Company PSU Award shall be determined (A) for Company PSU Awards with a performance period ending prior to the closing date by its terms, based on actual performance through the end of such performance period and (B) for Company PSU Awards with a performance period not ending prior to the closing date by its terms, at 100% of target levels.

Generally, each award of restricted cash subject to specified vesting criteria (each, a “Deferred Cash Award”) that is outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and terminated as of the Effective Time, and the Merger Agreement provides that each holder of a Deferred Cash Award shall be paid at or promptly after the Effective Time, subject to applicable tax withholding, an amount in cash (without interest) equal to the amount of cash subject to such Deferred Cash Award.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares entitled to vote thereon, (ii) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada) having expired or been terminated, (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement and (iv) other customary closing conditions.  The consummation of the Merger is not subject to a financing condition.

Covenants.  The Merger Agreement contains various covenants of the Company, Parent and Acquisition Sub.  These covenants include interim operating covenants that, subject to certain exceptions, (a) require the Company (and its direct and indirect subsidiaries) to use commercially reasonable efforts to (i) conduct operations in, and not to take any action except in, the ordinary course of business and in a manner consistent with past practice, (ii) preserve intact the Company’s business organization and the assets of the Company and its controlled subsidiaries, (iii) keep available the services of their key officers and employees, and (iv) maintain existing relationships and goodwill with governmental authorities, material customers, material suppliers, material creditors, material lessors and other persons with which the Company or any of its controlled subsidiaries has significant business relationships, and (b) restrict the Company’s ability to take certain actions prior to the Effective Time without Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

Non-Solicitation. The Merger Agreement generally prohibits the Company and its representatives’ direct or indirect solicitation of third-party proposals relating to the acquisition of more than 20% of the Shares outstanding, more than 20% of the consolidated assets of the Company and its subsidiaries taken as a whole, or any combination of the foregoing (an “Acquisition Proposal”), and restricts the Company and its representatives’ ability to furnish non-public information to, or engage in any discussions with, any third party with respect to any Acquisition Proposal, subject to certain limited exceptions.

The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a proxy statement with the SEC and call and hold a stockholder meeting and (b) the Company Board to recommend that the Company’s stockholders adopt the Merger Agreement.  However, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Company Board is permitted to change its recommendation to the Company’s stockholders in response to an unsolicited Superior Proposal (as defined in the Merger Agreement) or in response to an Intervening Event (as defined in the Merger Agreement).  In addition, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Company Board may terminate the Merger Agreement and, as a condition to such termination, substantially concurrently therewith pay the termination fee described below and cause the Company to enter into a definitive written agreement providing for a Superior Proposal if the Company Board determines in good faith, after consulting with and receiving advice from outside counsel, that the failure to effect such a change in recommendation or terminate the Merger Agreement and enter into such a definitive written agreement, in each case, would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent.  The Company is obligated to pay Parent a $475,000,000 termination fee in certain circumstances, including:

•                  if the Company terminates the Merger Agreement in order to accept a Superior Proposal that did not result from a breach by the Company of the solicitation restrictions described above and to enter into an agreement relating to such Superior Proposal;

•                  (i) if the Company or Parent terminates the Merger Agreement due to the failure to consummate the Merger on or before June 30, 2016 (subject to extension to as late as September 30, 2016 solely if certain antitrust approvals have not been obtained), (ii) if  Parent terminates the Merger Agreement due to a breach of the Merger Agreement by the Company that would result in a failure of specified closing conditions or (iii) if the Company or Parent terminates the Merger Agreement in the event that the Company stockholder meeting is held and concluded and the requisite stockholder approval is not obtained, and, in the case of (i), (ii) or (iii) prior to the termination, a Competing Acquisition Transaction (as defined in the Merger Agreement) has been publicly announced or disclosed, and, within 12 months after the termination, the Company enters into a definitive agreement with respect to any Competing Acquisition Transaction or consummates any Competing Acquisition Transaction; or

•                  if Parent terminates the Merger Agreement and, if:

•                  before the requisite stockholder approval is obtained, the Company Board changes its recommendation that the Company’s stockholders adopt the Merger Agreement,

•                  before the requisite stockholder approval is obtained, the Company fails to include in the proxy statement the Company Board’s recommendation that the Company’s stockholders adopt the Merger Agreement,

•                  the Company Board fails to publicly reaffirm its recommendation within five business days after a request from Parent following the making of a public acquisition proposal or any publicly disclosed change to the material terms thereof,

•                  a tender or exchange offer that constitutes a Competing Acquisition Transaction has been commenced and the Company has not publicly announced, within 10 business days after the commencement of such offer, that the Company Board recommends rejection of such offer and reaffirms its recommendation of the Merger Agreement or

•                  the Company or any of its representatives breaches the non-solicitation restrictions described above and such breach has a consequence that is materially adverse to Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates and are solely for the benefit of the parties to the Merger Agreement. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2015, the Company Board approved an amendment to the Company’s Amended and Restated By-Laws, as amended, effective the same date, to add a new Article IX providing that, unless a majority of the Company Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation or the Company’s Amended and Restated By-Laws (in each case, as may be amended from time to time) or (d) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware.  New Article IX further provides that any person or entity filing in the name of any stockholder an action that is subject to the aforementioned exclusive forum requirements in a court located outside of the State of Delaware (a “Foreign Action”) will be deemed to consent to (i) the personal jurisdiction of the state and federal courts of the State of Delaware in connection with any action brought in such courts to enforce the aforementioned exclusive forum requirements (an “Enforcement Action”) and (ii) service of process being made upon such stockholder in any Enforcement Action by service upon such stockholder’s counsel in the Foreign Action.

The foregoing description of the Second Amendment to the Company’s Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Company’s Amended and Restated By-Laws which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.             Other Events.

On December 7, 2015, the Company and JAB Holdings B.V. issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving the Company, Parent, Acquisition Sub and JAB Holdings B.V.. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.keuriggreenmountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at investor.services@gmcr.com or (802) 488-2559.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on December 12, 2014, its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 6, 2015, by and among Acorn Holdings B.V., Maple Holdings Acquisition Corp., JAB Holdings B.V. and Keurig Green Mountain, Inc.*

3.1	Second Amendment to the Amended and Restated By-Laws of Keurig Green Mountain, Inc., as adopted on December 4, 2015

99.1	Joint Press release of Keurig Green Mountain, Inc. and JAB Holdings B.V. dated December 7, 2015

*                 The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.
(Registrant)

Date: December 7, 2015	By:	/s/ Brian P. Kelley
	Name:	Brian P. Kelley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 6, 2015, by and among Acorn Holdings B.V., Maple Holdings Acquisition Corp., JAB Holdings B.V. and Keurig Green Mountain, Inc.*

3.1	Second Amendment to the Amended and Restated By-Laws of Keurig Green Mountain, Inc., as adopted on December 4, 2015

99.1	Joint Press release of Keurig Green Mountain, Inc. and JAB Holdings B.V. dated December 7, 2015

*      The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.